Exhibit 99.1

SolarWinds Announces Second Quarter 2015 Results
AUSTIN, Texas - July 16, 2015 - SolarWinds (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its second quarter ended June 30, 2015.
Financial Results

•
Total revenue for the second quarter of $119.1 million on a reported basis and $125.0 million on a constant currency basis, representing 17% year-over-year growth on a reported basis and 23% year-over-year growth on a constant currency basis.

•
Record recurring revenue for the second quarter of $80.5 million on a reported basis, comprising maintenance revenue of $67.6 million and subscription revenue of $12.9 million, and $85.3 million on a constant currency basis, representing 26% year-over-year growth on a reported basis and 34% year-over-year growth on a constant currency basis, and representing 68% of total revenue.

•
License revenue for the second quarter of $38.6 million on a reported basis and $39.6 million on a constant currency basis, representing 3% year-over-year growth on a reported basis and 5% year-over-year growth on a constant currency basis.

•
GAAP operating income of $27.9 million and GAAP operating margin of 24% for the second quarter of 2015 compared to GAAP operating income of $18.2 million and GAAP operating margin of 18% for the second quarter of 2014.

•
Non-GAAP operating income of $51.5 million and non-GAAP operating margin of 43% for the second quarter of 2015 compared to non-GAAP operating income of $42.7 million and non-GAAP operating margin of 42% for the second quarter of 2014.

•	Record cash flow from operations of $54.7 million in the second quarter of 2015 compared to $51.0 million in the second quarter of 2014.

•
GAAP diluted earnings per share of $0.29 for the second quarter of 2015 compared to $0.18 for the second quarter of 2014 and non-GAAP diluted earnings per share of $0.52 for the second quarter of 2015 compared to $0.41 for the second quarter of 2014.

Recent Business Highlights
"During the second quarter of 2015 several areas of our business performed well including our MSP and Cloud businesses, license sales in our US Federal and Asia-Pacific businesses, our installed base teams' sales efforts and our customer retention rates. In addition, we exceeded our margin and profit outlook and generated record cash flow from operations given the strength of our unique business model," said Kevin Thompson, SolarWinds’ President and Chief Executive Officer.
"As we look ahead to the second half of 2015, we feel confident in our ability to deliver strong growth given the size of our market opportunity and our strategy to capitalize on it as we seek to become the IT management vendor of choice for managing all things IT for IT professionals in all geographies and in companies of all sizes," added Thompson.
Additional highlights include:

•
The company took important steps to strengthen its ability to reach IT pros and provide them with the best products to manage all things IT—from on-premise to the Cloud—regardless of where the asset or user sits. SolarWinds added a new strategic European R&D office in Kraków, Poland, expanded a dedicated international sales team to better serve national government IT pros and added Jason Marshall as Senior Vice President, Chief Marketing Officer.

•
SolarWinds also delivered important product updates. Among these enhancements, SolarWinds® Virtualization Manager now provides users the ability to perform remediation actions for performance issues in virtualized environments; SolarWinds Storage Resource Monitor added support for five market-leading storage array families; SolarWinds Network Configuration Manager now automates network vulnerability detection and security policy enforcement with remediation actions; and SolarWinds Database Performance Analyzer improved the performance management of business-critical applications whether hosted on premises, in a virtualized environment or on the Amazon Web Services® Cloud as well as introduced new integration with SolarWinds' Orion® technology backbone, providing a single view of performance, uptime, capacity and resource utilization across the stack. Additional product updates were made to SolarWinds Web Help Desk® software and DameWare® Remote Support.

•
SolarWinds and its products received recognition from several leading IT and business publications. SolarWinds systems management family of products won for overall “Application Performance Monitoring & Management” in NetworkWorld® Asia’s Information Management Awards. SC Magazine® honored SolarWinds Network Configuration Manager with “Best Risk/Policy Management Solution” and “Best SIEM Solution” for SolarWinds Log & Event Manager. In addition, Database Trends and Applications included SolarWinds on their DBTA 100 2015 list based on SolarWinds’ database performance management and optimization capabilities. Forbes® also recently ranked SolarWinds No. 19 on its list of the “Most Innovative Growth Companies.”

"Our focus on delighting our customers resulted in strong customer retention rates for maintenance and subscription in the quarter,” said Jason Ream, SolarWinds Executive Vice President and Chief Financial Officer. “In addition, our highly efficient business model allowed us to deliver a very strong quarter of earnings and cash flow in the second quarter," added Ream.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of these non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of July 16, 2015, SolarWinds is providing its financial outlook for its third quarter of 2015 and full year of 2015. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income as a percentage of revenue and non-GAAP diluted earnings per share, for the third quarter of 2015 and for the full year 2015. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes. SolarWinds cannot reasonably estimate the expected stock-based compensation expense and related employer-paid payroll taxes for these future periods as the amounts depend upon such factors as the future price of SolarWinds' stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not costs that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions. To determine projected revenue growth rates on a constant currency basis for the third quarter and full year 2015, expected revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s average foreign currency exchange rates.
Financial Outlook for the Third Quarter of 2015
SolarWinds’ management currently expects to achieve the following results for the third quarter of 2015:

•
Total revenue on a reported basis in the range of $130 to $134 million, or 15% to 19% growth over the third quarter of 2014. Total revenue on a constant currency basis in the range of $135 to $138 million, or 19% to 23% growth over the third quarter of 2014.

•	Non-GAAP operating income representing 41% to 42% of revenue.

•	Non-GAAP diluted earnings per share of $0.49 to $0.53.

•	Weighted average outstanding diluted shares of approximately 77.8 million.
Financial Outlook for Full Year 2015
SolarWinds’ management currently expects to achieve the following results for the full year 2015:

•
Total 2015 revenue on a reported basis in the range of $502 to $512 million, or 17% to 19% year-over-year growth. Total revenue on a constant currency basis in the range of $521 to $530 million, or 22% to 24% year-over-year growth.

•	Non-GAAP operating income for the full year representing 41.5% to 42.0% of revenue.

•	Non-GAAP diluted earnings per share of $2.00 to $2.08.

•	Weighted average outstanding diluted shares of approximately 77.6 million.

Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, financial outlook and other business at 4:00pm CT (5:00pm ET/2:00pm PT). A live webcast of the event, including any supplemental information, will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 888-211-9951 and internationally at +1-913-312-0398. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full year 2015, our growth expectations and our market opportunity, including our ability to deliver faster growth given the size of our market opportunity and our strategy to capitalize on it as we seek to become the IT management vendor of choice for managing all things IT for IT professionals in all geographies and in companies of all sizes. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “feel,” “expect,” “will,” “plan,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of sales leads from Internet search engines, marketing campaigns and traffic to our websites; (b) the inability to expand our sales operations effectively; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds’ ability to successfully identify, complete, and integrate acquisitions; (e) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (f) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (g) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (h) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (i) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2014 filed on February 23, 2015 and the Form 10-Q that SolarWinds anticipates filing on or before August 10, 2015. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. The tables below set forth a reconciliation of each of these non-GAAP measures to a GAAP financial measure that we consider to be most comparable. SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of its core business operations. SolarWinds' management and Board of Directors use certain of these non-GAAP measures to assess operational performance, allocate resources, prepare annual budgets, and determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors into the motivation and decision-making of management in operating the business. SolarWinds' management and Board of Directors analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
About SolarWinds
SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide from Fortune 500® enterprises to small businesses. In all of our market areas, our approach is consistent. We focus exclusively on IT Pros and strive to eliminate the complexity that they have been forced to accept from traditional enterprise software vendors. SolarWinds delivers on this commitment with unexpected simplicity through products that are easy to find, buy, use and maintain while providing the power to address any IT management problem on any scale. Our solutions are rooted in our deep connection to our user base, which interacts in our thwack® online community to solve problems, share technology and best practices, and directly participate in our product development process. Learn more today at http://www.solarwinds.com.
SolarWinds, SolarWinds & Design, Web Help Desk, DameWare, Orion and thwack are registered trademarks of SolarWinds or its affiliates. All other SolarWinds marks are the exclusive property of SolarWinds, may be pending registration with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. Amazon Web Services is a trademark of Amazon.com, Inc. or its affiliates in the United States and/or other countries.  Also referenced at http://aws.amazon.com. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.
© 2015 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Investors:	Media:
Dave Hafner Phone: 512.682.9867 ir@solarwinds.com	Courtney Cantwell Phone: 512.682.9692 pr@solarwinds.com

SolarWinds, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$226,076	$237,942
Short-term investments	20,327	12,384
Accounts receivable, net of allowances of $637 and $1,088 as of June 30, 2015 and December 31, 2014, respectively	47,613	50,791
Income tax receivable	2,031	128
Deferred taxes	7,308	8,350
Prepaid and other current assets	6,517	6,492
Total current assets	309,872	316,087
Property and equipment, net	28,602	23,614
Long-term investments	9,387	17,423
Deferred taxes	3,449	830
Goodwill	431,853	363,585
Intangible assets, net	85,534	93,046
Other assets, net	10,234	10,447
Total assets	$878,931	$825,032
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,275	$6,829
Accrued liabilities and other	19,103	35,276
Income taxes payable	2,012	2,351
Current portion of deferred revenue	168,906	154,799
Total current liabilities	198,296	199,255
Long-term liabilities:
Deferred revenue, net of current portion	10,316	8,609
Non-current deferred taxes	3,621	5,319
Other long-term liabilities	24,364	22,990
Total liabilities	236,597	236,173
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 76,575,254 and 75,911,349 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	77	76
Additional paid-in capital	304,457	279,584
Accumulated other comprehensive loss	(25,009)	(13,299)
Accumulated earnings	362,809	322,498
Total stockholders’ equity	642,334	588,859
Total liabilities and stockholders’ equity	$878,931	$825,032

SolarWinds, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share information)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue:
License	$38,591	$37,636	$80,953	$73,987
Maintenance and other	67,556	58,035	131,285	112,956
Subscription	12,929	5,833	23,630	10,470
Total revenue	119,076	101,504	235,868	197,413
Cost of license revenue	4,371	4,112	8,586	8,221
Cost of maintenance and other revenue	4,130	3,875	8,267	7,331
Cost of subscription revenue	4,920	2,911	9,147	5,374
Gross profit	105,655	90,606	209,868	176,487
Operating expenses:
Sales and marketing	43,193	35,254	86,585	69,234
Research and development	15,133	13,883	31,503	28,023
General and administrative	19,399	23,263	39,737	39,192
Total operating expenses	77,725	72,400	157,825	136,449
Operating income	27,930	18,206	52,043	40,038
Other income (expense):
Interest income	108	83	217	161
Interest expense	(88)	(216)	(191)	(435)
Other income, net	2,356	13	2,453	208
Total other income (expense)	2,376	(120)	2,479	(66)
Income before income taxes	30,306	18,086	54,522	39,972
Income tax expense	8,161	4,707	14,211	8,947
Net income	$22,145	$13,379	$40,311	$31,025
Net income per share:
Basic earnings per share	$0.29	$0.18	$0.53	$0.41
Diluted earnings per share	$0.29	$0.18	$0.52	$0.41
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share	76,476	75,411	76,339	75,308
Shares used in computation of diluted earnings per share	77,400	76,296	77,306	76,245

SolarWinds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
GAAP cost of revenue	$13,421	$10,898	$26,000	$20,926
Amortization of intangible assets (1)	(5,996)	(4,978)	(11,701)	(9,911)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(498)	(330)	(1,026)	(680)
Non-GAAP cost of revenue	$6,927	$5,590	$13,273	$10,335

GAAP gross profit	$105,655	$90,606	$209,868	$176,487
Amortization of intangible assets (1)	5,996	4,978	11,701	9,911
Stock-based compensation expense and related employer-paid payroll taxes (2)	498	330	1,026	680
Non-GAAP gross profit	$112,149	$95,914	$222,595	$187,078

GAAP sales and marketing expense	$43,193	$35,254	$86,585	$69,234
Stock-based compensation expense and related employer-paid payroll taxes (2)	(4,229)	(3,144)	(8,997)	(7,103)
Non-GAAP sales and marketing expense	$38,964	$32,110	$77,588	$62,131

GAAP research and development expense	$15,133	$13,883	$31,503	$28,023
Stock-based compensation expense and related employer-paid payroll taxes (2)	(3,054)	(1,658)	(5,941)	(3,984)
Restructuring charges (4)	—	(8)	—	(38)
Non-GAAP research and development expense	$12,079	$12,217	$25,562	$24,001

GAAP general and administrative expense	$19,399	$23,263	$39,737	$39,192
Amortization of intangible assets (1)	(2,490)	(2,609)	(4,919)	(5,235)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(4,928)	(3,475)	(10,060)	(7,634)
Acquisition related adjustments (3)	(2,361)	(1,398)	(5,156)	(1,395)
Restructuring charges (4)	—	(6,899)	327	(7,443)
Non-GAAP general and administrative expense	$9,620	$8,882	$19,929	$17,485

GAAP operating expenses	$77,725	$72,400	$157,825	$136,449
Amortization of intangible assets (1)	(2,490)	(2,609)	(4,919)	(5,235)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(12,211)	(8,277)	(24,998)	(18,721)
Acquisition related adjustments (3)	(2,361)	(1,398)	(5,156)	(1,395)
Restructuring charges (4)	—	(6,907)	327	(7,481)
Non-GAAP operating expenses	$60,663	$53,209	$123,079	$103,617

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
GAAP operating income	$27,930	$18,206	$52,043	$40,038
Amortization of intangible assets (1)	8,486	7,587	16,620	15,146
Stock-based compensation expense and related employer-paid payroll taxes (2)	12,709	8,607	26,024	19,401
Acquisition related adjustments (3)	2,361	1,398	5,156	1,395
Restructuring charges (4)	—	6,907	(327)	7,481
Non-GAAP operating income	$51,486	$42,705	$99,516	$83,461

GAAP income tax expense	$8,161	$4,707	$14,211	$8,947
Income tax effect on non-GAAP exclusions (5)	5,216	6,409	11,524	11,831
Non-GAAP income tax expense	$13,377	$11,116	$25,735	$20,778

GAAP net income	$22,145	$13,379	$40,311	$31,025
Amortization of intangible assets (1)	8,486	7,587	16,620	15,146
Stock-based compensation expense and related employer-paid payroll taxes (2)	12,709	8,607	26,024	19,401
Acquisition related adjustments (3)	2,361	1,398	5,156	1,395
Restructuring charges (4)	—	6,907	(327)	7,481
Tax benefits associated with above adjustments (5)	(5,216)	(6,409)	(11,524)	(11,831)
Non-GAAP net income	$40,485	$31,469	$76,260	$62,617

Non-GAAP diluted earnings per share (6)	$0.52	$0.41	$0.99	$0.82
Weighted-average shares used in computing diluted earnings per share	77,400	76,296	77,306	76,245

Percentage of Revenue:

GAAP gross profit	88.7%	89.3%	89.0%	89.4%
Non-GAAP adjustments (1)(2)	5.5	5.2	5.4	5.4
Non-GAAP gross profit	94.2%	94.5%	94.4%	94.8%

GAAP operating margin	23.5%	17.9%	22.1%	20.3%
Non-GAAP adjustments (1)(2)(3)(4)	19.8	24.1	20.1	22.0
Non-GAAP operating margin	43.2%	42.1%	42.2%	42.3%

GAAP net income	18.6%	13.2%	17.1%	15.7%
Non-GAAP adjustments (1)(2)(3)(4)(5)	15.4	17.8	15.2	16.0
Non-GAAP net income	34.0%	31.0%	32.3%	31.7%

(1)
Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)
Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information which excludes expenses for stock-based compensation and related employer-paid payroll taxes. We believe the exclusion of these items allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and the related employer-paid payroll taxes, management excludes these expenses when analyzing the organization's business performance.

(3)
Acquisition Related Adjustments. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions (see Note 1 for further discussion); (ii) legal, accounting and advisory fees to the extent associated with acquisitions; (iii) changes in fair value of contingent consideration; (iv) costs related to due diligence and integrating the acquired businesses; (v) deferred compensation expense related to acquisitions; and (vi) restructuring costs, including adjustments related to changes in estimates, related to acquisitions. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our organic business operations, with respect to each acquisition. We believe that providing non-GAAP information for acquisition related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

(4)
Restructuring Charges. We provide non-GAAP information that excludes restructuring charges such as severance, relocation and benefits and the estimated costs of exiting and terminating facility lease commitments, including accelerated depreciation on leasehold improvements and fixed assets, as they relate to our corporate restructuring and exit activities. These restructuring charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

(5)
Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business.

(6)
Non-GAAP Diluted Earnings Per Share Item. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount was calculated based on our non-GAAP net income and the shares used in the computation of GAAP diluted earnings per share.

SolarWinds, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three months ended June 30, 2015		Six months ended June 30, 2015
Reconciliation of GAAP revenue to Non-GAAP revenue:	Using Foreign Exchange Rates in Second Quarter of 2014	Growth % Compared to Second Quarter of 2014	Using Foreign Exchange Rates in First Half of 2014	Growth % Compared to First Half of 2014
GAAP license revenue	$38,591	3%	$80,953	9%
Estimated foreign currency impact	1,037	2	1,973	3
Non-GAAP license revenue on a constant currency basis (1)	$39,628	5%	$82,926	12%

GAAP maintenance and other revenue	$67,556	16%	$131,285	16%
Estimated foreign currency impact	3,906	7	7,032	6
Non-GAAP maintenance and other revenue on a constant currency basis (1)	$71,462	23%	$138,317	22%

GAAP subscription revenue	$12,929	122%	$23,630	126%
Estimated foreign currency impact	957	16	1,471	14
Non-GAAP subscription revenue on a constant currency basis (1)	$13,886	138%	$25,101	140%

GAAP total revenue	$119,076	17%	$235,868	19%
Estimated foreign currency impact	5,900	6	10,476	6
Non-GAAP total revenue on a constant currency basis (1)	$124,976	23%	$246,344	25%

	Three months ended June 30, 2015		Six months ended June 30, 2015
Reconciliation of GAAP revenue to Non-GAAP revenue by product group:	Using Foreign Exchange Rates in Second Quarter of 2014	Growth % Compared to Second Quarter of 2014	Using Foreign Exchange Rates in First Half of 2014	Growth % Compared to First Half of 2014
GAAP network management revenue	$66,779	11%	$133,472	13%
Estimated foreign currency impact	3,233	5	5,826	5
Non-GAAP network management revenue on a constant currency basis (1)	$70,012	16%	$139,298	18%

GAAP systems and application management revenue	$35,989	14%	$72,100	17%
Estimated foreign currency impact	1,567	4	2,928	5
Non-GAAP systems and application management revenue on a constant currency basis (1)	$37,556	18%	$75,028	22%

GAAP MSP and cloud revenue	$16,308	72%	$30,296	73%
Estimated foreign currency impact	1,100	12	1,722	10
Non-GAAP MSP and cloud revenue on a constant currency basis (1)	$17,408	84%	$32,018	83%

(1)
Revenue on a constant currency basis is calculated using the average foreign exchange rates in the comparable prior year monthly periods and applying these rates to foreign-denominated revenue in the corresponding monthly periods in the second quarter and the first half of 2015. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as estimated foreign currency impact in the table above.

SolarWinds, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$22,145	$13,379	$40,311	$31,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,223	8,827	19,952	17,722
Provision for doubtful accounts	301	125	689	473
Stock-based compensation expense	12,402	8,592	24,727	18,799
Deferred taxes	551	(3,294)	1,876	(4,492)
Excess tax benefit from stock-based compensation	(978)	(415)	(3,565)	(3,401)
Premium on investments	(121)	—	(156)	—
Other non-cash expenses	491	748	1,039	1,133
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	5,082	1,808	764	3,524
Income taxes receivable	858	4,543	(1,921)	3,078
Prepaid and other assets	(26)	(820)	37	(2,574)
Accounts payable	64	(1,104)	1,322	(1,857)
Accrued liabilities and other	(8,628)	13,485	(16,766)	12,116
Income taxes payable	1,713	(105)	3,260	1,017
Deferred revenue	9,272	2,030	19,634	10,638
Other long-term liabilities	1,358	3,154	1,177	6,343
Net cash provided by operating activities	54,707	50,953	92,380	93,544
Cash flows from investing activities
Purchases of investments	(4,044)	—	(5,745)	—
Maturities of investments	4,000	3,515	5,650	10,015
Purchases of property and equipment	(3,773)	(8,139)	(7,051)	(14,316)
Purchases of intangible assets	(83)	(68)	(131)	(185)
Acquisition of businesses, net of cash acquired	(50,125)	(63,996)	(90,067)	(63,996)
Net cash used in investing activities	(54,025)	(68,688)	(97,344)	(68,482)
Cash flows from financing activities
Repurchase of common stock	(1,636)	(3,256)	(8,651)	(9,844)
Exercise of stock options	2,695	914	5,411	4,128
Excess tax benefit from stock-based compensation	978	415	3,565	3,401
Net cash provided by (used in) financing activities	2,037	(1,927)	325	(2,315)
Effect of exchange rate changes on cash and cash equivalents	1,784	(1,456)	(7,227)	(1,503)
Net increase (decrease) in cash and cash equivalents	4,503	(21,118)	(11,866)	21,244
Cash and cash equivalents
Beginning of period	221,573	208,335	237,942	165,973
End of period	$226,076	$187,217	$226,076	$187,217
Supplemental disclosure of cash flow information
Cash paid for interest	$63	$148	$125	$330
Cash paid for income taxes	$4,957	$3,379	$10,684	$8,940
Non-cash investing transactions
Purchases of property and equipment included in accrued liabilities	$1,393	$486	$1,393	$486